N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Variable Equity Trust
Legg Mason ClearBridge Variable Large Cap Value Portfolio

In connection with the change in investment policy of the Legg Mason ClearBridge Variable Large Cap Value Portfolio, Registrant incorporates by reference Registrant's prospectus and Statement of Additional Information as filed on post-effective Amendment No. 35 to Form N-1A, filed on April 14, 2010 (Accession No. 0000950123-10-034799).